UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2009

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS (confirm that this is not a 1.01 disclosure).

On February 27, 2009, Capitol Bancorp Ltd., a Michigan corporation (the “Company”) and certain of its affiliates commenced a secondary direct offering of the Trust Preferred Securities (the “Trust Preferred Securities”) issued by Capitol Trust XII, a Delaware statutory trust (the “Trust”).  The Company is offering a warrant to purchase one share of the Company’s common stock, no par value per share (the “Common Stock”) for every one (1) share of the Trust Preferred Securities purchased by investors (the “Warrants”).  The sale of the Trust Preferred Securities and the Warrants are being made pursuant to Subscription Agreements (the “Subscription Agreements”), with each of the investors pursuant to which the investors would agree to purchase the Trust Preferred Securities at a purchase price of $10.00 for each share of the Trust Preferred Securities purchased.  In the aggregate, the Company and/or its affiliates would sell up to 2,000,000 shares of the Trust Preferred Securities and warrants to purchase up to 2,000,000 shares of Common Stock (the “Warrants”) pursuant to the terms of the related Subscription Agreements. The Warrants to be issued to each investor would generally be exercisable beginning six months after the date of issuance, for a period of five years from the date of issuance, and would carry an exercise price of $10.00 per share. The Company anticipates raising gross proceeds of $20.0 million.

The Trust Preferred Securities, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being offered and sold pursuant to a Shelf Registration Statement on Form S-3 (File Nos. 333-151111 and 333-151111-04) filed by the Company and the Trust with the Securities and Exchange Commission and a Registration Statement on Form S-3 (File No. 333-153121) filed by the Company in connection with the resale of the Trust Preferred Securities by the Company’s affiliates together with the related prospective supplement.

The foregoing is only a brief description of the material terms of the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Warrant and the form of Subscription Agreement, respectively, that are filed as Exhibits 4(b) and 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
4(b)	Form of Registered Warrant to Purchase Common Stock

99.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	CAPITOL BANCORP LTD. (Registrant) By: /s/ Cristin K. Reid Name: Cristin K. Reid Title: Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
4(b)	Form of Registered Warrant to Purchase Common Stock

99.1	Form of Subscription Agreement